                                                                EXHIBIT 11.1

                  DEVELOPERS DIVERSIFIED REALTY CORPORATION
                              Earnings per Share


                              For the Three Month Periods Ended September 30,
                                   1996                  1995
                                -----------   -------------------------------
                                              Income Before
                                              Extraordinary
                                                  Item        Net Income
                                               -----------    -----------
Primary - per APB - 15,
  Interpretation 102

Dividends declared per weighted
  average share outstanding
  (21,619,082 shares)                 $0.60

Dividends declared per weighted
  average share outstanding
  (18,963,600 shares)                                $0.54          $0.54

Undistributed loss per share:
  ($3,584,412) divided by
  21,619,082 shares                   (0.17)
                                -----------

  ($3,114,795) divided by
  18,963,600 shares                                  (0.16)
                                               -----------

  ($3,114,795) divided by
  18,963,600 shares                                                 (0.16)
                                                              -----------

Income per share                      $0.43          $0.38          $0.38
                                ===========    ===========    ===========


Undistributed loss:
  Income available to common
   shareholders per statement
   of operations                 $9,376,667     $7,125,816     $7,125,816
  Dividends declared            (12,961,079)   (10,240,611)   (10,240,611)
                                -----------    -----------    -----------

                                ($3,584,412)   ($3,114,795)   ($3,114,795)
                                ===========    ===========    ===========


NOTE: Common Stock Equivalents are antidilutive due to undistributed losses during the period.



  Fully diluted:
  --------------
  Net Income available to common
    shareholders'/                $9,376,667 = $.43  $7,125,816 = $0.37  $7,125,816 = $0.37
                                  ----------         ----------          ----------
  Weighted Average Number of      21,863,509         19,134,772          19,134,772
  Shares and equivalents


                                                                EXHIBIT 11.1

                  DEVELOPERS DIVERSIFIED REALTY CORPORATION
                              Earnings per Share


                                For the Nine Month Periods Ended September 30,
                                   1996                     1995
                                ------------    -------------------------------
                                                Income Before
                                                Extraordinary
                                                    Item          Net Income
                                                -----------      -----------
Primary - per APB - 15,
  Interpretation 102

Dividends declared per weighted
  average share outstanding
  (20,973,816 shares)                  $1.85

Dividends declared per weighted
  average share outstanding
  (18,717,652 shares)                                  $1.64           $1,64

Undistributed loss per share:
  ($12,272,175) divided by
  (20,973,816) shares                  (0.58)
                                ------------

  ($10,042,823) divided by
  18,717,652 shares                                    (0.54)
                                                ------------

  (13,599,698) divided by
  18,717,652 shares                                                    (0.73)
                                                                ------------

Income per share                       $1.27           $1.10           $0.91
                                ============    ============    ============


Undistributed loss:
  Income available to common
   shareholders per statement
   of operations                 $26,596,381     $20,674,605     $17,117,730
  Dividends declared             (38,868,556)    (30,717,428)    (30,717,428)
                                ------------    ------------    ------------

                                ($12,272,175)   $(10,042,823)   $(13,599,698)
                                ============    ============    ============


NOTE: Common Stock Equivalents are antidilutive due to undistributed losses during the period.



  Fully diluted:
  --------------
  Net Income available to common
    shareholders'/                $26,596,381 = $1.25  $20,674,605 = $1.09  $17,117,730 = $0.91
                                  -----------          -----------          -----------
  Weighted Average Number of       21,205,822           18,886,078           18,886,078


                                     -26-